UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005 (April 21, 2005)

THE NASDAQ STOCK MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York	10006
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 401-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
99.1.

SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2005, The Nasdaq Stock Market, Inc. (“Nasdaq”) and National Association of Securities Dealers, Inc. (“NASD”) entered into a Stock Repurchase and Waiver Agreement whereby NASD consented to financing undertaken by Nasdaq in connection with the transactions contemplated under the merger agreement entered into by Nasdaq, Instinet Group Incorporated and Norway Acquisition Corp. on April 22, 2005. In exchange for the waiver, Nasdaq repurchased 384,932 shares of its Series C Cumulative Preferred Stock owned by NASD for approximately $40 million, which included all accrued and unpaid dividends and Additional Redemption Amounts (as defined in the Certificate of Designations, Preferences and Rights of the Series C Cumulative Preferred Stock) due on these repurchased shares. Nasdaq is a subsidiary of NASD. The waiver is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Stock Repurchase and Waiver Agreement, dated as of April 21, 2005, between The Nasdaq Stock Market, Inc. and National Association of Securities Dealers, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2005	THE NASDAQ STOCK MARKET, INC.

	By:	/s/ Edward S. Knight
Edward S. Knight Executive Vice President and General Counsel

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